AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION
ON OCTOBER ___, 2007

REGISTRATION NO. _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SYS

(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	95-2467354
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5050 Murphy Canyon Road, Suite 200
San Diego, CA 92123
(858) 715-5500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

SYS 401(k) Employee Stock Ownership Plan
(Full Title of the Plan)

Edward M. Lake, Chief Financial Officer
SYS
5050 Murphy Canyon Road, Suite 200
San Diego, CA 92123
(858) 715-5500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

COPIES TO:
Otto E. Sorensen, Esq.
Luce, Forward, Hamilton & Scripps LLP
600 West Broadway, Suite 2600
San Diego, CA 92101
(619) 236-1414
(619) 232-8311 (Facsimile)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value	1,000,000	$2.31	$2,305,000	$70.76

(1)           The amount to be registered includes 1,000,000 shares of common stock issuable under the SYS 401(k) Employee Stock Ownership Plan (the “Plan”).  In addition, pursuant to Rule 416 under the Securities Act, the number of shares registered hereunder includes an indeterminate number of shares that may be issued in accordance with the provisions of such plans in connection with any anti-dilution provisions or in the event of any change in the outstanding shares, including a stock dividend or stock split.

(2)           Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average high and low sale prices of shares of the Common Stock of the registrant on the American Stock Exchange on October 19, 2007.

PART II:                             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:                       Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof to the extent that such documents are filed with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K (the (“Form 10-K”) for the fiscal year ended June 30, 2007;

(b)	the portions of the Registrant’s definitive Proxy Statement for the Annual Meeting of Shareholders to be held on December 7, 2007 that have been incorporated by reference into the Form 10-K;

(c)
the Registrant’s Current Reports on Form 8-K, including amendments thereto, filed with the U.S. Securities and Exchange Commission, other than any information furnished pursuant to Item 2.02 or Item 7.01, dated October 5, 2007 and September 28, 2007; and

(d)
the description of our common stock contained in the Registration Statement on Form 8-A filed with the U.S. Securities and Exchange Commission on December 9, 1992, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, to the extent that such documents are considered filed with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.                       Indemnification of Officers and Directors.

Our Articles of Incorporation and Bylaws generally provides for the maximum indemnification of a corporation's officers and directors as permitted by law in the State of California.  California law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise.  Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

                A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. The corporation, unless ordered by a court or advanced pursuant to this section, must make any indemnification under this section, only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

                The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.  The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

                The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to this section or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

               Further, we may enter into agreements of indemnification with our directors to provide for indemnification to the fullest extent permitted under California law.

Item 8.                      Exhibits.

5.1         Opinion of Luce, Forward, Hamilton & Scripps LLP
5.2         Internal Revenue Service Determination Letter *
10.1       SYS 401(k) Employee Stock Ownership Plan *
23.1       Consent of Luce, Forward, Hamilton & Scripps LLP (included in Exhibit 5.1 hereto)
23.2       Consent of KPMG LLP
23.3       Consent of Grant Thornton LLP

* Previously filed

Item 9.                      Undertakings.

             The undersigned Registrant hereby undertakes:

    (1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)            To include any prospectus required by section 10(a) (3) of the Securities Act;

            (ii)              To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)               To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

    (2)              That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)              To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 23rd day of October, 2007.

SYS

By: /s/ Michael W. Fink
Michael W. Fink
Secretary

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Clifton L. Cooke, Jr. Clifton L. Cooke, Jr.	President, Chief Executive Officer (principal executive officer) and Director	October 23, 2007
/s/ Edward M. Lake Edward M. Lake	Chief Financial Officer (principal financial officer and principal accounting officer)	October 23, 2007
/s/ Michael W. Fink Michael W. Fink	Secretary	October 23, 2007
/s/ David A. Derby David A. Derby	Chairman of the Board of Directors	October 23, 2007
/s/ Alfred M. Gray Alfred M. Gray	Director	October 23, 2007
/s/ John R. Hicks John R. Hicks	Director	October 23, 2007
/s/ Gail K. Naughton Gail K. Naughton	Director	October 23, 2007
/s/ Thomas A. Page Thomas A. Page	Director	October 23, 2007
/s/ Philip P. Trahanas Philip P. Trahanas	Director	October 23, 2007
/s/ Charles E. Vandeveer Charles E. Vandeveer	Director	October 23, 2007

Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 23rd day of October, 2007.

Signature	Title	Date
/s/ Kimberlee Montana Kimberlee Montana	Director, Client Services for AST Capital Trust, Trustee to the SYS 401(k) Employee Stock Ownership Plan	October 23, 2007

Exhibit 5.1

October 23, 2007

SYS
5050 Murphy Canyon Road, Suite 200
San Diego, CA 92123

Re:	Registration Statement on Form S-8
SYS Common Stock, No Par Value Per Share

Ladies and Gentlemen:

We are counsel for SYS, a California corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) as to which this opinion is a part, filed with the Securities and Exchange Commission (the “Commission”) on October 24, 2007, for the issuance of up to 1,000,000 shares of common stock, no par value, of the Company (the “Shares”).

In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies of such corporate records and other documents and have satisfied ourselves as to such other matters as we have deemed necessary to enable us to express our opinion hereinafter set forth.

Based upon the foregoing, it is our opinion that:

The Shares, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus included in the Company’s registration statement.

Very truly yours,

/s/ Luce, Forward, Hamilton & Scripps LLP

Luce, Forward, Hamilton & Scripps LLP

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
SYS:

We consent to the use of our report dated September 29, 2006, except for the 2006 and 2005 segment related information in Notes 5 and 14 which is as of September 28, 2007, with respect to the consolidated balance sheet of SYS as of June 30, 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2006, incorporated herein by reference.

Our report contains an explanatory paragraph which states the Company has adopted the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” and accordingly, has changed its method of accounting for share-based compensation.

/s/ KPMG LLP

San Diego, California
October 22, 2007

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 28, 2007, accompanying the consolidated financial statements included in the Annual Report of SYS on Form 10-K for the year ended June 30, 2007.  We hereby consent to the incorporation by reference of said report in the Registration Statement of SYS on Form S-8.

/s/ Grant Thornton LLP

Los Angeles, California
October 22, 2007